                                                                EXHIBIT (H)(10)

                                  AMENDMENT TO
                            ADMINISTRATION AGREEMENT

         This Amendment dated February 11, 2002 (the "Amendment") is made to the Administration Agreement dated November 15, 1996 (the "Agreement") by and between Kobren Insight Funds (the "Company") and PFPC Inc., f/k/a First Data Investor Services Group, Inc. ("PFPC").

                                   WITNESSETH

         WHEREAS, the Company and PFPC reserved to themselves the power to amend the Agreement in a writing executed by both parties;

         WHEREAS, the Company and PFPC wish to amend the Agreement to reflect changes thereto;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. All references in the Agreement (including any Exhibits and Schedules thereto) to "First Data Investor Services Group, Inc." and "FDISG" are hereby deleted and replaced with "PFPC Inc." and "PFPC" respectively.

2. Section 8(a) of the Agreement is hereby deleted and replaced with the following:

         "8. Termination of Agreement.

                 (a) This Agreement shall be effective until February 1, 2007 (the "Initial Term"), except as otherwise provided herein."

3. Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

4. Schedule B to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.


KOBREN INSIGHT FUNDS                   PFPC INC.

By:    /s/  Eric Godes                 By:    /s/ Stephen M. Wynne
       --------------------------             --------------------------------

Date:  5/10/02                         Date:  April 1, 2002
       --------------------------             --------------------------------

Title: Managing Director               Title: EVP
       --------------------------             --------------------------------


                                       Business Approval By: /s/ Jay F. Nusblatt
                                                             -------------------
                                       Date:  3/12/02
                                              ----------------------------------

                                       Legal Approval By: /s/ C. Ritch
                                                          ----------------------
                                       Date:  2/20/02
                                              ----------------------------------
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                                   SCHEDULE A

                               LIST OF PORTFOLIOS

                               Kobren Growth Fund

                          Kobren Moderate Growth Fund

                               Delphi Value Fund
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                                   SCHEDULE B

                                  FEE SCHEDULE

SECTION I

The following fees are in effect for the Kobren Growth Fund and Kobren Moderate Growth Fund:

ANNUAL FEES

Net assets up to $100 million               6.75 Basis Points

Next $100 million in net assets             3.0 Basis Points

Net assets in excess of $200 million        2.0 Basis Points


Fund Minimum                                $67,500 per year per Fund

Additional Classes                          $5,000 per class for any additional
                                            classes beyond the first class


SECTION II

The following fees are in effect for the Delphi Value Fund:

ANNUAL FEES

Net assets up to $100 million               6.75 Basis Points

Next $100 million in net assets             5.0 Basis Points

Net assets in excess of $200 million        3.5 Basis Points


Fund Minimum                                $67,500 per year

Additional Classes                          $5,000 per class for any additional
                                            Classes beyond the first class
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GENERAL

After the first 12 months from the effective date of this Amendment, PFPC may adjust any annual or monthly fees once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the previous years cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S Department of Labor since the last such adjustment in the Client's monthly fees (or the effective date of this Amendment absent a prior such adjustment).

PFPC reserves the right to renegotiate this Agreement in the event that the fund family consists of one fund.